Exhibit 3.3
February 5, 2009
NATIONAL CONSUMER COOPERATIVE BANK
CORPORATE BYLAWS
ARTICLE I
NAME, CHARTER, PURPOSES AND OFFICES
Section 1.1 Name. The name of the corporation is the National Consumer Cooperative Bank (“the Bank”). The Bank may conduct its operations under the trade name, “National Cooperative Bank” or “NCB.”
Section 1.2 Charter. The Bank is created and chartered as a body corporate by Act of the Congress of the United States, the National Consumer Cooperative Bank Act, as amended (“the Bank Act”).
Section 1.3 Purposes. The purpose of the Bank is to make available necessary financial and technical assistance to cooperative self-help endeavors and conduct other activities and operations set forth in the Bank Act.
Section 1.4 Offices. The principal office of the Bank shall be in Washington, District of Columbia. Branch or other offices may be established at such times and maintained at such places as the Board of Directors may authorize. The President of the Bank may authorize other work sites for Bank representatives as he or she may deem necessary.
ARTICLE II
BOARD OF DIRECTORS
Section 2.1 General Powers. The business and affairs of the Bank shall be conducted under the direction and control of its Board of Directors (“the Board”). The powers and responsibilities of the Board are set forth in the Bank Act and in these Bylaws. The Board shall establish the policies of the Bank governing its business and affairs and shall direct the management of the Bank. The Board may adopt such rules and regulations for the conduct of its meetings and the management of the Bank as it may deem proper, not inconsistent with these Bylaws and the Bank Act.

Section 2.2 Board Composition. The number of directors constituting the entire Board shall be fifteen (15). Three (3) shall be appointed to the Board by the President of the United States, in the manner specified in the Bank Act and may be removed only by the President as provided in the Bank Act. Twelve (12) directors shall be elected by the holders of the Bank’s class B stock and the Bank’s class C stock in the manner specified in the Bank Act. No one of the classes of (1) housing, (2) consumer goods, (3) low-income cooperatives, (4) consumer services, or (5) all other eligible cooperatives shall be represented on the Board by less than one or more than three elected directors.
Section 2.3 Term. All directors shall serve for a term of three (3) years unless otherwise specified in the Bank Act. No director shall be eligible to be elected for more than two consecutive full three-year terms. However, any director may continue to serve until his or her successor has been elected or appointed and has been qualified and seated, in accordance with the Bank Act, these Bylaws, and the election rules adopted under section 3.3 of these Bylaws. The Board, in its sole discretion, may determine when the term of a director shall commence after any election date and the date on which a director-elect shall be seated on the Board, assuming the full authority of a director.
Section 2.4 Resignation; Removal.
(a) Any director may resign at any time. Such resignation shall be made in writing and shall take effect on the date specified in the director’s written resignation or, if no effective date is specified in such letter, the date such written resignation is received by the Secretary. A director’s resignation shall be effective as provided without acceptance or further action by the Board.
(b) Any elected director may be removed for Good Cause (i) by affirmative vote of a majority of votes cast at an annual or special meeting of stockholders with respect to which notice of such proposed vote for removal has been given or (ii) by affirmative vote of two-thirds (2/3) of disinterested directors following a report of the audit/risk management committee as to the existence of Good Cause. For purposes of this Section 2.4(b), “Good Cause” shall include a material violation of the Bank’s Code of Conduct and Ethics, conviction of or plea of nolo contendere to a felony or of a misdemeanor that causes material injury to the business or reputation of the Bank, willful or reckless failure or refusal to perform the duties of a director, mental or physical inability to function as a director or such other matters as the Board reasonably determines, by such affirmative vote, to result in material harm to the business or reputation of the Bank.

Section 2.5 Vacancies. A director’s seat shall be vacant upon the death of the director; or on the effective date of the director’s resignation; or on the effective date of an appointed director’s removal by the President of the United States or an elected director’s removal pursuant to Section 2.4(b) hereof. If a vacant seat was held by an elected director, such vacant seat may be filled by vote of the Board for the remainder of the unexpired term of such vacant seat.
Section 2.6 Compensation of Directors.
(a) Appointed Directors. The directors appointed to the Board by the President shall be compensated as provided in the Bank Act.
(b) Elected Directors. The directors who are elected by the holders of Class B stock and Class C stock shall be entitled to receive such compensation and reimbursement for expenses for the performance of their duties on the Board as may be provided from time to time by the Board.
Section 2.7 Officers of the Board. The Board shall, at its first meeting after each annual meeting of stockholders and at such other times as may be necessary to fill vacancies for officers of the Board, elect one director to be Chair and one director to be Vice Chair of the Board. It shall also select a Secretary of the Board, who need not be a director. The Chair, Vice Chair, and Secretary of the Board shall hold office for one year terms or until their respective successors shall be selected and take office. The Secretary of the Board shall prepare and retain minutes of all meetings of the Board and perform such other duties from time to time as may be assigned by the Board or by the President. In the absence or disability of the Secretary, the Corporate Secretary shall perform the duties of the Secretary of the Board.
Section 2.8 Regular Meetings. Regular meetings of the Board shall be held at least quarterly at places and times fixed by the Board.
Section 2.9 Special Meetings. Special meetings of the Board may be in person or telephonic and shall be held upon the call of the Chair or upon the call of any five directors. Each special in person meeting of the Board shall be held at the principal office of the Bank, unless the person calling prescribes, and the notice of such meeting specifies, another place.
Section 2.10 Notice of Meeting. The Secretary of the Board shall give each director notice of the time, place, or date of each regular meeting of the Board and notice of the purpose, time, place, date, and calling authority of any special meeting of the Board. Whenever a regular or special meeting of the Board shall be recessed, the Secretary of the Board shall give notice of when the meeting shall reconvene as soon as may be practical under the circumstances.

Section 2.11 Method of Giving Notice. (a) Notice shall be mailed first class postage prepaid at least ten days prior to the meeting date, or shall be sent prepaid by express mail, telegram, facsimile or cable, presented for transmission not later than five days preceding the day of the meeting, or shall otherwise be delivered to the director, including, without limitation, by email with receipt acknowledged, not later than three days before the meeting date. Notice may be waived in writing by a director before, during, or after a meeting. A director’s participation in a meeting is a waiver of notice of that meeting, unless the director participates solely for the purpose of objecting to transaction of any business because the meeting was not properly called or convened.
(b) Notwithstanding the provision of Section 2.11(a), in the event that any two directors shall certify in writing the existence of a catastrophic event or acute emergency that is likely to have a material adverse effect upon the Bank in the absence of immediate attention by the Board, such directors may call a special meeting to be held at least four hours after notice to all directors, which notice may be given by making such reasonable efforts as the circumstances may permit to notify each director of the time and the place of, or call-in information for, such special meeting. Failure of any directors to receive actual notice of such special meeting shall not affect the power of the directors present at the meeting to act.
Section 2.12 Quorum. At all meetings, the presence of a majority of the directors qualified and seated at the time of the meeting shall constitute a quorum for the transaction of business. Except as otherwise specifically provided in the Bank Act or these Bylaws, the act of a majority of the directors present at a regular or special meeting at which a quorum is present or participating shall be the act of the Board.
Section 2.13 Meeting Rules. The Board shall conduct its meetings in accordance with such rules as it may establish from time to time, including rules on the manner of submitting items for the agenda, the allocation of time of presentation and debate, and voting. If the Board has not adopted its own rules, and for matters not addressed in any rules adopted by the Board, meetings shall be conducted in accordance with the procedures for meetings described in Roberts rules of Order, latest edition, unless such procedures are otherwise inconsistent with these Bylaws or the Bank Act.

Section 2.14 Public Observation.
(a) Open Meetings. Except as provided in subsection (b), meetings of the Board and its committees shall be open to members or representatives of all eligible cooperatives, eligible organizations and invited persons, as observers only.
(b) Closed Meetings. Meetings of the Board and its committees may be closed to public observation and attendance may be further limited only to directors, as provided in the Bank Act and rules established by the Board not inconsistent with the Bank Act.
(c) Notice of Meeting. The Board and its committees shall make a public announcement of all meetings. Generally notice shall be provided at the Bank at least seven (7) days before a meeting is scheduled, but shorter notice may be provided at the earliest practicable time.
Section 2.15 Records. Copies of proceedings of regular and special meetings of the Board, the Bylaws and any amendments thereto, reports of committees of directors and proceedings of the Executive Committee, or any standing committees, shall be recorded in the minute books of the Bank. The minutes of the Board and its committees shall be signed by the Chair of the Board or the Chair of the committee or the Secretary of the Board.
Section 2.16 Action By Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board or committee.
ARTICLE III
ELECTION OF DIRECTORS
Section 3.1 Record Date. The Board shall fix a date not less than ninety (90) days prior to the date of any election or special election as the record date for determining stockholders of record entitled to vote. The record date for any run-off election shall be the same record date established under this section for the original election.

Section 3.2 Notice.
(a) The Corporate Secretary shall give notice of any election to all stockholders of record at least sixty (60) days preceding an election, special election or run-off election. Notice shall be mailed to stockholders of record at the address appearing on the Corporate Secretary’s records. An official ballot which shall describe the qualifications of nominees and their positions on issues, the date when ballots must be received by the Bank, and all other information necessary for participation in the election shall be mailed to stockholders of record no later than thirty days preceding an election.
(b) Waiver. Participation by any stockholder in any election shall constitute a waiver by that stockholder of notice of such election, except where the participation is for the express purpose of objecting to the transaction of any business because the election or meeting was not properly called. A written waiver of notice of any election signed by an authorized officer or a stockholder shall be deemed equivalent to giving proper notice to such stockholder.
Section 3.3 Nominations and Election Procedures. The Board shall adopt election rules, consistent with the provisions of the Bank Act, governing nominations to vacant directorships and procedures for the conduct of elections. Such election rules may provide procedures that will cause, over the course of several succeeding elections, the arrangement of the terms of all elected directors so that the terms of no more than one-third of them will expire in the same year. Such election rules shall provide procedures for nomination of candidates by stockholders, in addition to other procedures; provided that each stockholder nominee must establish support by at least fifteen percent (15%) of the stockholders eligible to vote on the record date for the election. The decision of the Board on any matter that shall arise with regard to the election rules described in these Bylaws shall be final. No contested director shall participate in any decision with respect to such dispute.

ARTICLE IV
BOARD COMMITTEES
Section 4.1 Executive Committee. There shall be constituted an Executive Committee which shall be accountable to the full Board and which shall also act as the Compensation Committee unless the Board votes to the contrary. The members of the Executive Committee shall be the Chair of the Board, the Vice Chair of the Board, the Chair of each Standing Committee of the Board and the Chair of NCB Capital Impact, so long as the latter person is also a member of the Board of the Bank. The Chair of the Board shall be the chair of the Executive Committee.
(a) Duties and Responsibilities. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except that the Executive Committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends (other than patronage dividends); the amendment of these Bylaws, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the Executive Committee, directly or indirectly, has any material beneficial interest.
(b) Committee Meetings and Minutes. The Executive Committee shall meet at stated times, at the call of the Chair or at the request of at least three (3) members of the committee. Four members of the Committee shall constitute a quorum. The Executive Committee shall keep minutes of each meeting and report the same to the Board for its information at the meeting held next after the proceedings shall have occurred.
Section 4.2 Standing Committees of the Board. The standing committees of the Board shall be (a) the Audit Committee and (b) the Compensation Committee. The chair of the Board, subject to approval of the Board, shall appoint directors to standing committees, including one director to be chair of each committee.
Section 4.3 Other Committees. The Board may by resolution establish such other committees of directors as it deems necessary or desirable. The Chair of the Board, subject to approval of the Board, shall appoint directors to committees, including one director to be chair of each committee. The Chair of the Board may establish and appoint ad hoc committees at his or her discretion.

Section 4.4 Delegations to Committees. In addition to the authority granted to the committees in these Bylaws, the Board may by Resolution delegate to a committee the power to exercise the authority of the full Board on specified matters, provided however, that no committee, including the Executive Committee, shall have authority to take any of the following actions:
(a) the filling of vacancies on any committee of directors;
(b) the fixing of compensation of directors;
(c) the amendment or repeal of these Bylaws or the adoption of new Bylaws;
(d) the adoption of Bank policies;
(e) the declaration of patronage refunds or dividends on stock; and
(f) the termination or appointment of the President of the Bank.
Section 4.5 Committee Procedure, Quorum. Except as otherwise provided in these Bylaws or a resolution of the Board establishing the committee, or for ad hoc committees, a majority of a committee shall constitute a quorum thereof, the act of a majority of those present or participating at a meeting where a quorum is present shall be the act of the committee, and meetings of each committee shall be called by the chair of the committee or a majority of its members. Each committee shall provide such reports at such times as the Board may require. All committees, including the Executive Committee, may transact business by in person or telephonic meetings, in accordance with the rules applicable to Board meetings set forth in Article II of these Bylaws.
ARTICLE V
OPERATING OFFICERS, AGENTS, AND EMPLOYEES
Section 5.1 Officers. The officers of the Bank shall be the President, the Treasurer, the Corporate Secretary, and such other officers as the Board may establish, each of whom shall have such authority and perform such duties as the President may delegate.
Section 5.2 Appointment, Term of Operating Officers, and Qualifications. All officers of the Bank who report directly to the President should be appointed by the President and ratified by the Board. No officer may be a director of the Bank. The President shall be appointed by the Board and may be removed by the Board.

Section 5.3 The President. The President of the Bank shall be its Chief Executive Officer and shall have full responsibility and full authority for the day-to-day administration of the affairs of the Bank, under the general supervision of the Board. The President shall also have such other powers and perform such other duties as the Board may from time to time prescribe. The President shall supervise all other officers, employees and agents of the Bank. Except as otherwise provided by the Board or in these Bylaws, the President may delegate the authority of that officer among the operating officers and employees of the Bank as he or she deems necessary or convenient for the efficient operation of the Bank.
Section 5.4 The Treasurer. The Treasurer, who shall also be an officer of the Bank, shall (a) have charge and custody of, and be responsible for, all funds and securities of the Bank, and shall deposit all such funds and securities in depositories selected according to resolutions adopted by the Board; (b) receive, and give receipts for, monies due and payable to the Bank from any source whatsoever; (c) sign such documents as require the signature of the Treasurer; and (d) perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board or by the President.
Section 5.5 The Corporate Secretary. The Corporate Secretary shall be responsible for the custody of all Bank books, records and files and correspondence of the Bank, except as shall be in the charge of the Treasurer, the Secretary of the Board or of some other person authorized to have custody and possession thereof by the Board or the President. The Corporate Secretary shall have custody of the seal of the corporation and shall affix the same to all instruments requiring it. The President may appoint one or more assistant secretaries to perform such duties and to have such powers of the Corporate Secretary as shall from time to time be assigned to them by the President.
ARTICLE VI
CAPITALIZATION
Section 6.1 Class A Notes.
On the Final Government Equity Redemption Date, as defined in the Bank Act (December 31, 1981), the Bank fully redeemed all of the Class A preferred stock held by the Secretary of the Treasury in exchange for Class A notes, which were issued by the Bank to the Secretary of the Treasury on behalf of the United States. The Class A notes have a total face value equal to the total par value of the Class A stock which was so redeemed, are payable as to principal and interest as provided in the Bank Act, and are subordinate to all obligations issued by the Bank after December 31, 1981, except for obligations relating to any class of stock issued by the Bank.

Section 6.2 Common Stock.
(a) Authority to Issue. The capital stock of the Bank shall be issued by the Board under the authority of the Bank Act.
(b) Class B Stock. Class B stock shall be common stock with voting rights as specified in these Bylaws. Class B stock shall be issued to and held only by eligible cooperatives who are recipients of loans and shall be transferable only in strict compliance with capitalization policies adopted by the Board. Borrowers under patronage-based loans shall be required to own Class B stock in an amount equal to one percent (1%) of the face amount of the loan at the time the loan is made. Class B stock shall be issued at par value as shall be determined by the Board and classified series 1 and 2, the former of which constitutes class B stock purchased for cash at par value on or after June 29, 1984, and the latter of which constitutes all other Class B stock.
(c) Class C Stock. Class C stock shall be common stock with voting rights as specified in these Bylaws. Class C stock shall be available for purchase and shall be held only by borrowers, by organizations controlled by such borrowers or by other eligible cooperatives. Class C stock shall be issued at par value as shall be determined by the Board. Class C stock may be transferred only to another eligible cooperative. If a Class C stockholder becomes a recipient of a new loan, Class C stock, in an amount equal to one percent (1%) of the face amount of the loan commitment, may be converted to Class B stock provided that such conversion privilege shall only apply to Class C stock purchased for cash from the Bank.
(d) Nonvoting Common Stock. The Board may authorize and issue other classes and series of nonvoting common stock with such rights, powers, privileges and preferences of the separate classes as the Board may specify. Such stock may be issued in fractional shares and sold, transferred or pledged when authorized by the Board in accordance with the Bank Act.
(e) Preferences and Dividends. The common stock shall be subject to the prior rights of the holders of Class A notes as specified in the Bank Act. No dividend shall be paid on Class B stock. The Board may declare dividends, payable only from income, on Class C stock, at such rate and under such terms and conditions as it may determine; except that until all Class A notes have been retired, the rate of such dividends shall not exceed the statutory interest rate for Class A notes.

(f) Voting Rights.
(i) Only stockholders holding shares of record with voting power will be entitled to vote. Regardless of the number of shares of stock of any class or series held by a stockholder, and as shall be further defined in election rules adopted pursuant to Section 3.3 of these Bylaws, each stockholder of record with one or more shares of voting stock shall be entitled to vote in the affairs of the Bank as hereinafter provided: (A) each borrower-stockholder of record shall be entitled to five (5) votes; (B) each non-borrower stockholder shall receive one vote; and (C) each stockholder of record shall be entitled to additional votes based upon factors as stated in the election rules, except that, notwithstanding the allocations of votes that would otherwise be made under this section, no voting stockholder shall be entitled to more than five percent (5%) of the total voting control held by all voting stockholders and no stockholder that is a developing cooperative (as that term is defined in election rules) shall receive more than five (5) votes.
(ii) The Board may at any time alter the voting rights for certain stockholders as is provided in the Bank Act.
(g) No Liens on Stock. No stockholder shall cause or permit the creation of any security interest or other lien or encumbrance in favor of any person (other than, by separate agreement, the Bank) with respect to any shares of any class of capital stock of the Bank. The Bank will not honor any request of any stockholder or other person to indicate in any way on its books or records the existence of any such encumbrance.
(h) Transfer on the Books of the Bank. Transfers of shares of any class or series of stock shall not be valid unless and until registered on the books of the Bank. No transfer shall be registered on the books of the Bank without the approval of the Bank.
(i) Involuntary Exchange. In the event the Bank shall determine, in its sole discretion, that a formerly eligible cooperative stockholder has dissolved or become inactive, or is not functioning as an eligible cooperative organization, full ownership and title to any and all of the stock of the Bank held by such stockholder as shown on the books of the Bank shall pass to and become vested in the Bank. The Bank may, in its sole discretion, authorize the involuntary exchange of shares of Class B or Class C stock for an equivalent dollar amount of any class or series of non-voting common stock as shall then be authorized for issuance. For purposes of this section, the Bank may determine the value of the stock to be purchased or exchanged without right of appraisal not to exceed par. If any holder of stock is more than sixty (60) days past due on any indebtedness to the Bank, the Bank may at its sole option and discretion apply the price or exchange value of that holder’s shares to reduce the total amount of such indebtedness.

(j) Redemption or Repurchase. The Bank shall retire the Class A notes as provided in the Bank Act and these Bylaws. Class B and Class C stock are not redeemable, except that the Board may at its pleasure establish policies for the redemption or repurchase by the Bank of Class B or Class C stock at such values, not exceeding par, and under such terms and conditions as it may determine. For purposes of any such policies, the Board may treat stock purchased from the Bank differently from stock distributed as a patronage refund.
ARTICLE VII
DISTRIBUTION OF EARNINGS
After payment of all operating expenses of the Bank, including interest on its obligations, and after setting aside appropriate funds for any dividends payable on any class of stock, for reserves for losses, for interest payments on Class A notes, and for any redemption of Class A notes, the Bank shall annually set aside the remaining earnings of the Bank for patronage refunds, under patronage refund policies that shall be adopted by the Board consistent with the Bank Act.
ARTICLE VIII
STOCKHOLDERS’ MEETINGS
Section 8.1 Annual Meeting. The Bank shall hold an annual meeting of its stockholders in each calendar year at such time and place, or at such other location as the Board may determine, to receive reports of the Bank’s activities during the year and of the Bank’s financial condition and to conduct such other business as may come before the meeting according to these Bylaws and such rules as the Board may from time to time adopt.
Section 8.2 Special Meetings. Special meetings of the stockholders may be called by the affirmative vote of two-thirds of the Board of Directors.
Section 8.3 Record Date. The record date for an annual or special meeting of stockholders shall be the ninetieth (90) day prior to the date of the meeting or such other date as is provided in the Rules adopted by the Board under Section 3.3 of these Bylaws.

Section 8.4 Notice of Meeting.
(a) The Secretary shall give notice of an annual or special meeting of stockholders to all stockholders of record by the ninetieth day preceding such meeting. Notice stating the date, time, place and agenda for the meeting shall be mailed to each such stockholder at the stockholder’s address appearing on the records of the Bank. Such notice shall include an official ballot for any proposals presented pursuant to Section 8.6. No notice of any recessed meeting of the stockholders need be given if the time and place to which the meeting is recessed are announced at the meeting at which the recess is taken, and provided a new record date is not set for the meeting.
(b) Participation by any stockholder, either in person or by mail or by electronic method, in any meeting of which it is entitled to notice shall constitute a waiver by that stockholder of notice of such meeting, except where the participation is for the express purpose of objecting to the transaction of any business because the election or meeting was not properly called. A written waiver of notice of any meeting signed by an authorized officer of a stockholder shall be deemed equivalent to giving proper notice to such stockholder.
Section 8.5 Manner and Effect of Vote by Shareholders.
(a) Representatives of the holders of voting stock may cast votes in person or by mail or by electronic method for any matter properly placed on the agenda of an annual or special meeting for advisory vote of the stockholders.
(b) Each stockholder eligible to vote shall designate one representative who shall be entitled to cast its vote. The stockholder’s representative must be designated by presenting to the Bank a written authorization from the stockholder’s governing body in accordance with rules adopted by the Board under Section 3.3 of these Bylaws.

Section 8.6 Stockholder Proposals. The Bank’s stockholders eligible to vote shall be entitled to present written proposals for consideration and adoption by all stockholders participating in any annual or special meeting of stockholders according to rules adopted by the Board and included as an exhibit to each notice given under section 8.4 of these Bylaws.
Section 8.7 Quorum. The stockholders participating in person or by mail or by electronic method in a meeting for which a required notice has been given shall constitute a quorum.
Section 8.8 Procedures. The Chair shall preside at all meetings of stockholders. All meetings shall be conducted according to rules adopted by the Board. If the Board has not adopted its own rules, and as to matters not covered in any rules adopted by the Board, meetings shall be conducted in accordance with the procedures for meetings described in Roberts Rules of Order, latest edition, unless such procedures are otherwise inconsistent with these Bylaws or the Bank Act.

ARTICLE IX
INDEMNIFICATION/INSURANCE
Section 9.1 Action, Other Than by or in the Right of the Bank. The Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding, investigation, arbitration or other dispute resolution mechanism, whether civil, criminal, investigative or administrative, and whether external or internal to the Bank (an “Action”) other than a judicial action or suit brought by or in the right of the Bank, by reason of the fact that he or she is or was a director, officer, employee, or trustee of the Bank or is or was serving at the request of the Bank as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an “Agent”), against expenses (including attorneys’ and other professional fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such Action by judgment, order, settlement, arbitration or similar award, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Bank, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.
Section 9.2 Action, by or in the Right of the Bank. The Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Bank to procure a judgment in its favor by reason of the fact that he or she is or was an Agent (as defined above) against expenses (including attorneys’ and other professional fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Bank unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any such Action by judgment, order, settlement, arbitration or similar award shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Bank.

Section 9.3 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an Action without prejudice or the settlement of an Action without admission of liability, in defense of any Action, or in defense of any claim, issue or matter therein, otherwise covered by the indemnification provisions in this Article, such Agent shall be indemnified against all expenses incurred in connection therewith. If the Agent is not wholly successful in such Action but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Action, the Bank shall indemnify the Agent against all expenses actually and reasonably incurred by him or her in connection with each successfully resolved claim, issue or matter.
Section 9.4 Advances of Expenses. Except as limited by Section 9.5 of this Article, expenses incurred in any Action covered by the indemnification provisions in Section 9.1 or 9.2 shall be paid by the Bank in advance of the final disposition of such matter if the Agent shall undertake to repay such amount in the event that it is ultimately determined as provided herein that such person is not entitled to indemnification. The Agent shall not be required to post a bond as part of such undertaking. Notwithstanding the foregoing, no advance shall be made by the Bank if a determination is reasonably and promptly, and in any event within ninety (90) days, made by the Board of directors by a vote of two-thirds of a quorum of Disinterested Directors (as defined in Section 9.5 below), or (if such a quorum is not obtainable or, even if obtainable, a quorum of Disinterested Directors, so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or such counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Bank, or with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his or her conduct was unlawful. In no event shall any advance be made in instances where the Board or such counsel reasonably determined that such person deliberately breached his or her duty to the Bank or its shareholders.

Section 9.5 Right of Agent to Indemnification Upon Application: Procedure Upon Application. Any indemnification under Sections 9.1, 9.2, or 9.3, or advance under section 9.4 of this Article, shall be made promptly, and in any event within ninety (90) days, upon the written request of the Agent, unless a determination within such time is made (i) by the Board of Directors by a vote of two-thirds of a quorum consisting of not less than half of directors who neither are nor were parties to such action, suit or proceeding (“Disinterested Directors”), or (ii) if such a quorum is not obtainable, or, even if obtainable, if a majority of such a quorum so directs, by a written opinion of independent legal counsel selected by the Board of Directors, or (iii) if neither the procedures described in clause (i) and clause (ii) are available or if directed by the Board, by the stockholders, that such person is not entitled to indemnification under the standards set forth in Sections 9.1, 9.2, 9.3 or 9.4, as applicable. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days. The Agent’s expense incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Bank.
Section 9.6 Other Rights and Remedies. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Bank and the Agent who serves in such capacity at any time while these Bylaws are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing. This Article is intended to grant the Agents at least as complete and favorable indemnification as is available under the laws of the State of Delaware, and it shall be not be construed to provide less protection to the Agents than as permitted by such laws.
Section 9.7 Insurance. Upon resolution passed by the Board, the Bank may purchase and maintain insurance on behalf of any person who is or was Agent against any liability that may be asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Bank would have the power or obligation to indemnify him or her against such liability under the provisions of this Article.

Section 9.8 Other Enterprises, Fines, Serving at Bank’s Request and Witness Expenses. For purposes of this Article, references to “other enterprise” in Section 9.1 shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Bank” shall include any service as a director, officer, employee, or trustee of the Bank which imposes duties on, or involves services by, such director, officer, employee, or trustee, as a director, officer, or employee of any subsidiary of the Bank or with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Bank” as referred to in this Article. Without limiting any of the provisions contained herein, to the extent that the Agent is, by reason of his or her status as Agent, a witness in any Action to which the Agent is not a party, he or she shall be indemnified against all expenses actually and reasonably incurred by him or her in connection therewith.
Section 9.9 Limitation on Liability. No director or officer of the Bank shall be personally liable to the Bank or its stockholders for monetary damages for breach of fiduciary duty as a director or officer (as the case may be), except for liability (i) for any breach of a duty of loyalty to the Bank or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director or officer derived any improper personal benefit.
Section 9.10 Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Bank, to the full extent permitted by any application portion of this Article that shall not have been invalidated, or by any other applicable law.
ARTICLE X
AMENDMENTS
These Bylaws may be amended or repealed or new Bylaws may be adopted only by the affirmative vote of two-thirds (2/3) of the directors seated at the time of such vote. The Board shall, wherever practicable, solicit advisory stockholder comments on proposed Bylaw amendments.

ARTICLE XI
MISCELLANEOUS
Section 11.1 Fiscal Year. The Bank’s fiscal year shall begin on the first day of January and end on the last day of December of each year.
Section 1.2 Seal. The Seal of the Bank shall be such as shall be adopted and approved by the Board of Directors. The Seal may be affixed by impression, printing, rubber stamp or otherwise.
Section 11.3 Conflict of Interest. The Board shall adopt and publish conflict of interest rules which implement Section 114 of the Bank Act. The rules shall prohibit the Bank directors, officers and employees from participation or action or the use of inside information for personal advantage on any Bank matters and shall provide procedures for enforcement of such rules.
Section 11.4 Eligible Cooperatives. An eligible cooperative is an organization the Bank determines to be eligible under the provisions of Section 105 of the Bank Act and the eligibility policies the Board may adopt from time to time to implement Section 105 of the Bank Act.
Section 11.5 Limitation on Dividends for Eligible Cooperatives. An eligible cooperative shall not pay dividends on membership capital or voting stock at a percentage rate in excess of the rate permitted under its charter or bylaws or by applicable laws of the state of its incorporation; provided that the Board reserves the right to determine and publish from time to time maximum dividend rates payable by eligible cooperatives to which the Bank extends credit.